Exhibit A

                            LAWRENCE B. SEIDMAN, ESQ.
                              1235A ROUTE 23 SOUTH
                                  P. O. BOX 648
                             WAYNE, NEW JERSEY 07474
                                 (201) 633-7900

                                 April 24, 1995

Mandelbaum & Mandelbaum
80 Main Street
West Orange, NJ 07052

Att: Michael J. Mandelbaum, Esq.

Dear Mr. Mandelbaum:

     The following are the terms and conditions in reference to the investment account for the purchase of IBS Financial Corporation's stock:

     1. A brokerage account will be opened at Bear Sterns in the name of Michael Mandelbaum. *or Spear, Leeds, Kellogg

     2. The account will be a discretionary account with Larry Seidman having the Power of attorney to buy and sell stock in said account provided all funds deposited into the account are for Michael Mandelbaum and all stock purchased in the account is the name of Michael Mandelbaum.

     3. The account will be funded with a maximum of $1,000,000 and will not be margined.

     4. The only shares to be purchased are that of IBS Financial Corporation.

     5. Michael Mandelbaum shall have the right to terminate the relationship anytime after February 15, 1997.

     6. Upon such termination, my discretion shall be terminated automatically.

     7. My compensation shall be 1/4 of 1% of the value of the assets in the account computed as of the last day of each calendar quarter but not to exceed $2,500 per quarter. An incentive fee will be paid me equal to 20% of the net profits earned in the account as of the termination date whether same shall be the one year anniversary date or later if agreed to between the parties. 100% of all funds shall go to Michael Mandelbaum until 100% of the capital is returned, and then the division shall be 80% to Michael Mandelbaum and 20% to Larry Seidman.


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     8. Net profits shall be defined to be the amount earned in the account without regard to a "hurdle" or without regard to cash dividends. Cash dividends shall be the property of Michael Mandelbaum and shall not be included in net profits.

     9. I shall have the sole right to vote the shares in the account until termination of my Power of Attorney.

     10. In the event any portion of this agreement is not in compliance with law, then Michael Mandelbaum shall have the sole right to terminate this letter, and an accounting shall be done based upon the above quoted administrative fee and profit participation to the date of the termination.


                                                     Very truly yours,


                                                     /s/ LAWRENCE B. SEIDMAN
                                                     -----------------------
                                                     LAWRENCE B. SEIDMAN

AGREED AND ACCEPTED:

/s/ MICHAEL MANDELBAUM
-----------------------
Michael Mandelbaum

                              Page 17 of 17 Pages